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                                                                                     EXHIBIT 11(ii)
                                                                                     Page 1 of 2

                                            INGERSOLL-RAND COMPANY
                                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                       (In thousands of dollars except for shares and per share amounts)
                                                            Years ended December 31,
                                             1993          1992          1991          1990          1989
     FULLY DILUTED EARNINGS PER SHARE:
     Net earnings before effect of
       accounting changes and
       extraordinary item........... $    163,524  $    115,594  $    150,589  $    185,343  $    202,225
       Less dividends on preference
         stock .....................           --            --            --         1,838         7,498
     Earnings before effect of
       accounting changes and
       extraordinary item...........      163,524       115,594       150,589       183,505       194,727
     Effect of accounting changes:
       - Postemployment benefits          (21,000)           --            --            --            --
       - Postretirement benefits
         other than pensions........           --      (332,000)           --            --            --
       - Income taxes...............           --       (18,000)           --            --            --
     Extraordinary item.............           --            --            --            --         8,526
     Net earnings (loss)............ $    142,524  $   (234,406) $    150,589  $    183,505  $    203,253

     Average number of common
       shares outstanding...........  104,991,535   104,340,622   103,634,178   103,351,708   102,842,942
     Number of common shares
       issuable assuming exercise
       under incentive stock plans..      600,429       738,149       632,056       639,836       714,992
     Average number of outstanding
       shares, as adjusted for
       fully diluted earnings per
       share calculations...........  105,591,964   105,078,771   104,266,234   103,991,544   103,557,934


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                                                                                           EXHIBIT 11(ii)
                                                                                           Page 2 of 2
                                            INGERSOLL-RAND COMPANY
                                COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
                       (In thousands of dollars except for shares and per share amounts)
                                                  (Continued)

                                                            Years ended December 31,
                                             1993          1992          1991          1990          1989
     Fully diluted earnings per share:
     Earnings before effect of
       accounting changes and
       extraordinary item...........       $ 1.55        $ 1.10         $1.44         $1.76         $1.88
       Effect of accounting changes:
         - Postemployment benefits          (0.20)           --            --            --            --
         - Postretirement benefits
           other than pensions......           --         (3.16)           --            --            --
         - Income taxes.............           --         (0.17)           --            --            --
       Extraordinary item...........           --            --            --            --          0.08

     Fully diluted earnings (loss) per
       share........................       $ 1.35        $(2.23)        $1.44         $1.76         $1.96


     Notes:  All common share and per share amounts have been adjusted for the 2-for-1 stock split which was made in the form of a stock dividend in 1992.  This calculation is presented in accordance with the Securities Exchange Act of 1934, although it is not required disclosure under APB Opinion No.
     15.  Net earnings per share of common stock computed on a fully diluted basis are based on the average number of common shares outstanding during each year after adjustment for individual securities which may be dilutive.  Securities entering into consideration in making this calculation are common shares issuable under employee incentive stock plans.  Employee stock options outstanding have been included in the calculation of fully diluted earnings per share by applying the "Treasury
     Stock" Method quarterly.  Such calculations have been made using the higher of the average month-end market prices or the market prices at the end of the quarter, in order to reflect the maximum potential dilution.  On February 7, 1990, the board of directors authorized the redemption of the
     Dutch Auction Rate Transferable Securities preference stock.  The company redeemed Series D-1 preference stock on March 14, 1990, and Series D-2 preference stock on April 4, 1990.
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